Exhibit 99.1

Contact: Charles Lambert
DRAFT — CONFIDENTIAL	Finance Director
Medical Properties Trust, Inc.
(205) 397-8897
clambert@medicalpropertiestrust.com
MEDICAL PROPERTIES TRUST, INC. REPORTS
FOURTH QUARTER AND FULL-YEAR 2008 RESULTS
Reports Full Year Normalized FFO of $1.19 per Diluted Share;
Executed $425 Million of Investments in Healthcare Real Estate Assets in 2008
          Birmingham, Ala., January 29, 2009 — Medical Properties Trust, Inc. (NYSE: MPW) today announced financial and operating results for the quarter and year ended December 31, 2008.
HIGHLIGHTS
•	Invested $425 million in healthcare real estate assets in 2008;

•	Increased total portfolio assets 41% to approximately $1.3 billion at December 31, 2008;

•	Posted full year 2008 normalized Funds from Operations (“FFO”) of approximately $73.9 million or $1.19 per diluted share and Adjusted Funds from Operations (“AFFO”) of $73.8 million or $1.19 per diluted share;

•	Increased total revenues by 44% for 2008;

•	Paid a fourth quarter cash dividend of $0.20 per share on January 22, 2009, representing an annualized yield of approximately 14%; and

•	Completed an underwritten public offering of 13.3 million shares of common stock in January 2009, generating net proceeds of approximately $67.5 million.
     Edward K. Aldag, Jr., Chairman, President and Chief Executive Officer of Medical Properties Trust, commented, “The Company demonstrated a solid fourth quarter and, overall, a strong 2008. We completed $425 million of investments in healthcare assets for the year, an increase of more than $200 million over our original acquisition target. These investments have further improved our geographic and tenant diversification while positioning the Company for continued growth. We also made improvements at certain hospital facilities. Our Monroe property is generating stronger operating momentum due to the changes we implemented at that facility. And our recently announced lease agreement at Shasta Regional Medical Center should provide valuable incremental revenue. Through initiatives such as these we continue to harvest the value of a $1.3 billion health care portfolio for future investments and long-term growth.”

     Added Aldag, “Given current economic conditions, we are also very focused on improving our liquidity and financial platform. Despite highly challenging market conditions we recently completed a public offering of 13.3 million shares of common stock, generating net proceeds of approximately $67.5 million. Capital preservation is key within this environment and I note that we are the only equity REIT to have successfully completed a new equity capital raise in the public markets in recent months. Our efforts should position us well to capitalize on acquisition opportunities that may arise with improved market conditions.”
OPERATING RESULTS
     Normalized FFO for the fourth quarter of 2008 was approximately $14.0 million, or $0.22 per diluted share, compared with $14.7 million, or $0.29 per diluted share, for the fourth quarter of 2007. AFFO for the fourth quarter of 2008 was $13.7 million or $0.21 per diluted share, compared with $14.8 million or $0.30 per diluted share for the fourth quarter of 2007. Normalized FFO and AFFO for the fourth quarter of 2008 excluded (1) a non-cash $3.0 million write-off of accrued straight-line rent related to the Bucks County facility, (2) a $1.3 million insurance deductible repair expense related to the impact of Hurricane Ike on our River Oaks Medical Center in Houston, Texas, and (3) a $1.8 million write-off of other rent and loan receivables related to the Bucks County hospital. Net income for the fourth quarter of 2008 was approximately $1.9 million or $0.03 per diluted share, compared with $7.9 million, or $0.16 per diluted share, for the fourth quarter of 2007. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 65.1 million for the quarter ended December 31, 2008, from 50.1 million for the same period in 2007.
     The Company reported normalized FFO for the full year ended December 31, 2008 of $73.9 million, or $1.19 per diluted share, compared with $53.6 million, or $1.12 per diluted share, for the full year 2007. AFFO for the full year ended December 31, 2008 was $73.8 million, or $1.19 per diluted share, compared with $49.3 million, or $1.03 per diluted share for the full year 2007. Net income for the full year ended December 31, 2008 was $34.5 million, or $0.55 per diluted share, compared with $41.2 million, or $0.86 per diluted share, for the full year 2007. Per share amounts were affected by an increase in the weighted average diluted common shares outstanding to 62.1 million for the year ended December 31, 2008, from 47.9 million for the same period in 2007.
     Normalized FFO and AFFO for the full year ended December 31, 2008 exclude: (1) $14.0 million ($0.23 per share) non-cash write-offs of accrued straight-line rent related to three properties sold during the second quarter, termination of the old lease at Shasta Regional Medical Center, the closure of the River Oaks Hospital during the past summer, and the hospital in Bucks County; (2) a $3.2 million write-off of deferred financing costs related to an interim facility that was committed by a syndicate of banks in March 2008, but not utilized, to facilitate the recent portfolio acquisition; (3) a $1.3 million insurance deductible repair expense related to the impact of Hurricane Ike on our River Oaks Medical Center in Houston, Texas; (4) a $1.8 million write-off of other rent and loan receivables related to the Bucks County facility; and (5) a $2.1 million write-off of receivables of discontinued operations in the second quarter.

Additionally, normalized FFO included a $7.0 million ($0.11 per share) early lease termination fee received from Vibra Healthcare in the second quarter of 2008.
     The Company reported total revenues of $29.9 million for the three months ended December 31, 2008, a gain of 23% percent over total revenues of $24.3 million for the same period one year ago. For the full year ended December 31, 2008, total revenues were $117.6 million, an increase of 44% compared with $81.8 million in 2007.
     A reconciliation of FFO and AFFO to net income is included in the financial tables accompanying this press release.
LIQUIDITY
     Subsequent to the year end, on January 14, 2009, the Company completed a public offering of 12 million shares of its common stock at $5.40 per share. Including the underwriters’ purchase of approximately 1.3 million additional shares to cover over-allotments, net proceeds from this offering, after underwriting discount and commissions and offering expenses, were approximately $67.5 million. The net proceeds were used to repay borrowings outstanding under the Company’s revolving credit facilities. The Company currently has approximately $70 million of cash and immediate availability under its existing credit facilities.
     The earliest non-extendable maturity of the Company’s debt is for approximately $30.0 million in November 2010; upon repayment of that facility, approximately $330.0 million in healthcare real estate will be unencumbered. The Company has approximately $5.0 million in unfunded commitments to complete additions and refurbishments of existing facilities and no commitments for new acquisitions or developments.
DIVIDEND
     The Company’s Board of Directors declared a quarterly dividend of $0.20 per share of common stock, which was paid on January 22, 2009 to stockholders of record on December 23, 2008. Based on the Company’s closing share price on December 4, 2008 of $5.67, the quarterly dividend announced represented an annualized yield of approximately 14%.
PORTFOLIO UPDATE AND FUTURE OPERATIONS
     At December 31, 2008, the Company had total portfolio assets of approximately $1.3 billion, a 41% increase over December 31, 2007. The Company’s real estate portfolio included 49 healthcare properties in 21 states leased to 14 hospital operating companies; three of the investments are in the form of mortgage loans to two separate operating companies. Based on management’s assessment of the time necessary to remarket or restructure certain under-performing assets and its estimate of interest rates and operating expenses, the Company believes the existing portfolio of assets will generate FFO of between approximately $0.88 and $0.92 per diluted share in 2009. Such estimate does not include the effects, if any, of costs and litigation related to discontinued operations, revenue related to participation in operations of certain hospitals, write-offs of straight-line rent related to any leased assets that may be sold, or of other non-recurring or unplanned transactions.
TAX TREATMENT OF 2008 DIVIDENDS
     In 2008, Medical Properties Trust, Inc. (MPT) declared total dividends of $1.01 and paid total dividends of $1.08 per share as follows:

					Total	Unrecaptured
	Date	Date of	Date	Allocable	Capital	Sec. 1250	Return of
Amount	Declared	Record	Paid	to 2008	Gain	Gain	Capital	Allocable to 2009
$0.27	November 19, 2007	December 13, 2007	January 11, 2008	$0.169485	$0.036350	$0.034542	$0.064165	—
$0.27	February 25, 2008	March 13, 2008	April 11, 2008	$0.169485	$0.036350	$0.034542	$0.064165	—
$0.27	May 24, 2008	June 13, 2008	July 11, 2008	$0.169485	$0.036350	$0.034542	$0.064165	—
$0.27	August 21, 2008	September 18, 2008	October 16, 2008	$0.169485	$0.036350	$0.034542	$0.064165	—
$0.20	December 4, 2008	December 23, 2008	January 22, 2009	—	—	—	—	$0.200000
			TOTAL	$0.677940	$0.145400	$0.138168	$0.256660	$0.200000
Of the fourth quarter 2008 dividend that was declared on December 4, 2008, none will be taxable to stockholders as part of their 2008 dividend income and all will be allocable to 2009. Accordingly, dividends totaling $0.677940 will be reported as ordinary dividends and $0.145400 will be reported as total capital gain, $0.138168 of which is unrecaptured Sec. 1250 gain, on Form 1099-DIV for 2008. Also, $0.256660 of dividends paid in 2008 will be treated as a return of capital. Regarding the dividends included in the 2008 Form 1099-DIV, no amount is considered to be “qualified dividends” (i.e. eligible for the lower individual tax rates).
CONFERENCE CALL AND WEBCAST
     The Company has scheduled a conference call and webcast for Thursday, January 29, 2008 at 11:00 a.m. Eastern Time in order to present the Company’s financial and operating results for the quarter and full year ended December 31, 2008. The dial-in numbers for the conference call are 800-295-3991 (U.S.) and 617-614-3924 (International); using passcode 47098984. The conference call will also be available via webcast in the Investor Relations section of the Company’s website, www.medicalpropertiestrust.com. A telephone and webcast replay of the call will be available from shortly after the completion through February 12, 2009. Telephone numbers for the replay are 888-286-8010 and 617-801-6888 for U.S. and International callers, respectively. The replay passcode is 51689170.

About Medical Properties Trust, Inc.
     Medical Properties Trust, Inc. is a Birmingham, Alabama based self-advised real estate investment trust formed to capitalize on the changing trends in healthcare delivery by acquiring and developing net-leased healthcare facilities. These facilities include inpatient rehabilitation hospitals, long-term acute care hospitals, regional acute care hospitals, ambulatory surgery centers and other single-discipline healthcare facilities, such as heart hospitals and orthopedic hospitals.
The statements in this press release that are forward looking are based on current expectations and actual results or future events may differ materially. Words such as “expects,” “believes,” “anticipates,” “intends,” “will,” “should’ and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company or future events to differ materially from those expressed in or underlying such forward-looking statements, including without limitation: the capacity of the Company’s tenants to meet the terms of their agreements, FFO per share in 2009, the level of unfunded commitments, the repayment of debt arrangements, statements concerning the additional income to the Company as a result of ownership interests in certain hospital operations and the timing of such income, the restructuring of the Company’s investments in the Bucks County and River Oaks facilities, the payment of future dividends, if any, acquisition of healthcare real estate, completion of additional debt arrangements, and additional investments, national and economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; the Company’s ability to attain and maintain its status as a REIT for federal income tax purposes; acquisition and development risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally or healthcare real estate in particular. For further discussion of the facts that could affect outcomes, please refer to the “Risk factors” section of the Company’s Form 10-K for the year ended December 31, 2007 as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to update the information in this press release.
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MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2008	December 31, 2007
	(Unaudited)
Assets
Real estate assets
Land, buildings and improvements and intangible lease assets	$996,964,710	$568,552,263
Mortgage loans	185,000,000	185,000,000
Real estate held for sale	—	81,411,361

Gross investment in real estate assets	1,181,964,710	834,963,624
Accumulated depreciation and amortization	(40,333,974)	(14,772,109)

Net investment in real estate assets	1,141,630,736	820,191,515

Cash and cash equivalents	11,747,894	94,215,134
Interest and rent receivable	13,836,775	10,234,436
Straight-line rent receivable	19,003,110	14,855,564
Other loans	108,522,933	80,758,273
Assets of discontinued operations	2,384,808	13,227,885
Other assets	14,313,184	18,177,879

Total Assets	$1,311,439,440	$1,051,660,686

Liabilities and Stockholders’ Equity
Liabilities
Debt	$638,365,637	$480,525,166
Accounts payable and accrued expenses	24,718,097	21,091,374
Deferred revenue	16,110,241	20,839,338
Lease deposits and other obligations to tenants	13,645,259	16,006,813

Total liabilities	692,839,234	538,462,691

Minority Interests	243,251	77,552

Stockholders’ equity
Preferred stock, $0.001 par value. Authorized 10,000,000 shares; no shares outstanding	—	—
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding - 65,056,387 shares at December 31, 2008, and 52,133,207 shares at December 31, 2007	65,056	52,133
Additional paid in capital	675,252,544	540,501,058
Cumulative distributions in excess of retained earnings	(56,698,302)	(27,170,405)
Treasury shares, at cost	(262,343)	(262,343)

Total stockholders’ equity	618,356,955	513,120,443

Total Liabilities and Stockholders’ Equity	$1,311,439,440	$1,051,660,686

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues
Rent billed	$23,123,678	$14,215,420	$83,772,724	$42,921,058
Straight-line rent	(736,320)	1,930,026	3,971,046	8,513,075
Interest and fee income	7,547,096	8,192,901	29,819,467	30,352,142

Total revenues	29,934,454	24,338,347	117,563,237	81,786,275
Expenses
Real estate depreciation and amortization	6,071,183	3,448,463	25,560,996	10,341,602
General and administrative	10,020,854	4,631,199	24,198,129	15,683,255

Total operating expenses	16,092,037	8,079,662	49,759,125	26,024,857

Operating income	13,842,417	16,258,685	67,804,112	55,761,418
Other income (expense)
Interest and other income (expense)	7,648	5,909	53,227	363,557
Interest expense	(10,773,489)	(10,902,339)	(40,652,716)	(28,236,502)

Net other expense	(10,765,841)	(10,896,430)	(40,599,489)	(27,872,945)

Income from continuing operations	3,076,576	5,362,255	27,204,623	27,888,473
Income from discontinued operations	(1,166,238)	2,515,102	7,282,371	13,351,166

Net income	$1,910,338	$7,877,357	$34,486,994	$41,239,639

Net Income per common share — basic:
Income from continuing operations	$0.05	$0.11	$0.44	$0.58
Income from discontinued operations	(0.02)	0.05	0.12	0.28

Net income	$0.03	$0.16	$0.56	$0.86

Net Income per share — diluted:
Income from continuing operations	$0.05	$0.11	$0.44	$0.58
Income from discontinued operations	(0.02)	0.05	0.11	0.28

Net income	$0.03	$0.16	$0.55	$0.86

Weighted average shares outstanding — basic	65,061,424	49,761,733	62,037,511	47,717,026
Weighted average shares outstanding — diluted	65,075,266	50,069,759	62,144,011	47,903,432

MEDICAL PROPERTIES TRUST, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Funds From Operations
(Unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
FFO information:
Net income	$1,910,338	$7,877,357	$34,486,994	$41,239,639
Depreciation and amortization
Continuing operations	6,071,183	3,448,463	25,560,996	10,341,602
Discontinued operations	—	568,248	758,453	2,329,636
Loss (gain) on sale of real estate	21,145	—	(9,305,146)	(4,310,173)

Funds from operations	$8,002,666	$11,894,068	$51,501,297	$49,600,704

Write-off of straight-line rent	2,958,172	—	14,036,961	1,198,435
Write-off of deferred financing costs	—	2,827,023	3,185,250	2,827,023
Loss due to hurricane	1,280,000	—	1,280,000	—
Write-off of Bucks other receivables	1,757,203	—	1,757,203	—
Write-off of discontinued operations receivables	—	—	2,099,027	—

Normalized funds from operations	$13,998,041	$14,721,091	$73,859,738	$53,626,162

Share-based compensation	1,256,094	1,809,731	6,387,735	4,475,723
Deferred financing costs amortization	618,707	218,744	2,041,711	924,098
Straight-line rent revenue	(2,221,852)	(1,930,026)	(8,459,448)	(9,711,510)

Adjusted funds from operations	$13,650,990	$14,819,540	$73,829,736	$49,314,473

Per diluted share data:
Net income	$0.03	$0.16	$0.55	$0.86
Depreciation and amortization
Continuing operations	0.09	0.07	0.41	0.22
Discontinued operations	—	0.01	0.01	0.05
Loss (gain) on sale of real estate	—	—	(0.14)	(0.09)

Funds from operations	$0.12	$0.24	$0.83	$1.04

Write-off of straight-line rent	0.05	—	0.23	0.03
Write-off of deferred financing costs	—	0.05	0.06	0.05
Loss due to hurricane	0.02	—	0.02	—
Write-off of Bucks other receivables	0.03	—	0.02	—
Write-off of discontinued operations receivables	—	—	0.03	—

Normalized funds from operations	$0.22	$0.29	$1.19	$1.12

Share-based compensation	0.02	0.04	0.10	0.09
Deferred financing costs amortization	0.01	—	0.03	0.02
Straight-line rent revenue	(0.04)	(0.03)	(0.13)	(0.20)

Adjusted funds from operations	$0.21	$0.30	$1.19	$1.03

Funds from operations, or FFO, represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Management considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that funds from operations provides a meaningful supplemental indication of our performance. We compute funds from operations in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as indicators of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.
We calculate adjusted funds from operations, or AFFO, by subtracting from or adding to FFO (i) straight-line rent revenue, (ii) non-cash share-based compensation expense, and (iii) amortization of deferred financing costs. AFFO is an operating measurement that we use to analyze our results of operations based on the receipt, rather than the accrual, of our rental revenue and on certain other adjustments. We believe that this is an important measurement because our leases generally have significant contractual escalations of base rents and therefore result in recognition of rental income that is not collected until future periods, and costs that are deferred or are non-cash charges. Our calculation of AFFO may not be comparable to AFFO or similarly titled measures reported by other REITs. AFFO should not be considered as an alternative to net income (calculated pursuant to GAAP) as an indicator of our results of operations or to cash flow from operating activities (calculated pursuant to GAAP) as an indicator of our liquidity.